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                                                               Exhibit 5

                [Letterhead of Rosenberg & Liebentritt, P.C.]

                                February 11, 1999

Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2200
Chicago, Illinois  60606

         Re:  Registration Statement on Form S-8 Dated February 11, 1999
              ----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of 8,499,434 (the "Issuance Shares") of the Company's common shares of beneficial interest, $.01 par value per share ("Common Shares"), covered by a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Issuance Shares are to be issued by the Company pursuant to the Amended and Restated Equity Office Properties Trust 1997 Share Option and Share Award Plan (the "Plan"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section. 229.601(b)(5), in connection with the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement, filed with the Commission, pursuant to the 1933 Act;

         2. The Articles of Amendment and Restatement of Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation ("SDAT") on January 25, 1999 and the Secretary of the Company, as being complete, accurate and in effect;

         3. The Bylaws of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect;

         4. Resolutions adopted by the Board of Trustees of the Company (the "Board") dated May 5, 1997, March 30, 1998 and May 15, 1998, and of the Executive Committee of the Board dated February 5, 1999 relating to (i) the approval and amendment of the Plan and (ii) the registration and issuance of the Issuance Shares (collectively, the "Resolutions"), as certified by the Secretary of the Company as being complete, accurate and in effect;

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         5.   A resolution of the shareholders of the Company adopted at the annual meeting of shareholders held on May 15, 1998 relating to approval of the amendment of the Plan, as certified by the Secretary of the Company as being complete, accurate and in effect;

         6. A specimen of the certificate evidencing a Common Share, certified by the Secretary of the Company as being complete, accurate and in effect;

         7. A certificate of the SDAT dated February 5, 1999, certifying that the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of Maryland;

         8. A certificate executed by the Secretary of the Company, dated February 11, 1999;

         9. A copy of the Plan, as certified by the Secretary of the Company as being complete, accurate and in effect; and

         10. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         For purposes of rendering the opinions expressed below, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials, governmental agencies and departments, corporate officers and individuals) and statements of fact, on which we are relying, and have made no independent investigation thereof. In rendering the opinions expressed below we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company in or pursuant to the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. As of the date of the certificate referenced in Paragraph 7 above, the Company was a real estate investment trust duly formed and existing under and by virtue of the laws of Maryland.

         2. The Issuance Shares are duly authorized and, if and when issued and delivered against payment therefor in the manner described in the Plan and in the Resolutions (assuming the sum of (i) all Common Shares issued and outstanding as of the date hereof, (ii) any Common Shares issued between the date hereof and the dates on which the Issuance Shares are actually

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issued (not including any of the Issuance Shares), and (iii) the Issuance
Shares will not exceed the total number of Common Shares that the Company is authorized to issue), the Issuance Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,




                                 ROSENBERG & LIEBENTRITT, P.C.


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                                                                     Exhibit A

                     [Letterhead of Hogan & Hartson L.L.P.]

                                February 11, 1999


Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois  60606

         RE:      EQUITY OFFICE PROPERTIES TRUST

Ladies and Gentlemen:

    We have acted as special Maryland counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 8,499,434 (the "Issuance Shares") of the Company's common shares of beneficial interest, par value $.01 per share ("Common Shares"), covered by a registration statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "1933 Act"). The Issuance Shares are to be issued by the Company pursuant to the Amended and Restated Equity Office Properties Trust 1997 Share Option and Share Award Plan (the "Plan"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

    For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2.       The Articles of Amendment and Restatement of
                  Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on January 25, 1999 and as certified by the Secretary of the Company on February 5, 1999 as then being complete, accurate and in effect.

         3. The Bylaws of the Company, as certified by the Secretary of the Company on February 5, 1999 as then being complete, accurate and in effect.

         4. Resolutions adopted by the Board of Trustees of the Company (the "Board") dated May 5, 1997, March 30, 1998 and May 15, 1998, and of the Executive Committee of the Board dated February 5, 1999 relating to (i) the approval and amendment of the Plan and (ii) the registration and issuance of the Issuance Shares, as certified by the Secretary of the

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                  Company on February 5, 1999 as then being complete,
                  accurate and in effect (collectively, the "Resolutions").

         5. Resolutions of the shareholders of the Company adopted at the annual meeting of shareholders held on May 15, 1998 relating to approval of the amendment of the Plan, as certified by the Secretary of the Company on February 5, 1999 as then being complete, accurate and in effect.

         6. A specimen of the certificate evidencing a Common Share, as certified by the Secretary of the Company on February 5, 1999 as then being complete, accurate and in effect.

         7. A certificate of the SDAT dated February 5, 1999, certifying that the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of Maryland.

         8. A copy of the Plan, as certified by the Secretary of the Company on February 5, 1999 as then being complete, accurate and in effect.

         9.       A certificate of the Secretary of the Company dated
                  February 5, 1999.

    For purposes of rendering the opinions expressed below, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials, governmental agencies and departments, corporate officers and individuals) and statements of fact, on which we are relying, and have made no independent investigation thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"), and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws) or the real estate syndication laws of Maryland.

    Based upon, subject to and limited by the foregoing, we are of the opinion that:

    (a) As of the date of the certificate referenced in Paragraph 7 above, the Company was a real estate investment trust duly formed and existing under and by virtue of the laws of Maryland.

    (b) The Issuance Shares are duly authorized and, if and when issued and delivered against payment therefor in the manner described in the Plan and in the Resolutions (assuming the sum of (i) all Common Shares issued and outstanding as of the date hereof, (ii) any Common Shares issued between the date hereof and the dates on which the Issuance Shares are actually issued (not including any of the Issuance Shares), and (iii) the Issuance Shares, will not exceed the total number of Common Shares the Company is authorized to issue), the Issuance Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

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                                    * * * * *

    We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of your firm's opinion as an exhibit to the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                                 Very truly yours,


                                                 /s/ Hogan & Hartson L.L.P.
                                                 ----------------------------
                                                 HOGAN & HARTSON L.L.P.